Exhibit 99.1

FTE Networks Reports Third Quarter 2018 Results

Total Revenue of $92.2 Million

Adjusted EBITDA of $7.8 Million

NAPLES, FL., November 20, 2018 — FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), a leading provider of innovative technology solutions for smart platforms, network infrastructure and intelligent buildings, today announced its financial results for the three-month period ended September 30, 2018.

Financial Highlights for the Third Quarter of 2018

●	Total revenue of $92.2 million
●	Gross margin was 19% (as adjusted)
●	Adjusted EBITDA of $7.8 million, representing an Adjusted EBITDA margin of 8.5%
●	Adjusted EPS of $0.04 per share

Operational Highlights

●	Announced new infrastructure and technology expansion projects valued at approximately $442.8 million year-to-date, as of September 30, 2018
●	Achieved a combined backlog of approximately $474 million as of September 30, 2018
●	Subsequent to the end of the third quarter, the Company retired the first of three seller notes payable in the aggregate amount of $7.5 million
●	Closed the first CrossLayer contract in Scottsdale, AZ as a result of our strategic partnership with a global real estate development company
●	CrossLayer announced a strategic partnership with Canadian construction company and expansion into Canadian market
●	CrossLayer expanded buildings on-net (ability to sell services to Tenants) in premier New York fashion district market
●	Increased CrossLayer buildings on-net to 14
●	Expect to add 7 additional CrossLayer buildings under contract, pending implementation

Financial Guidance for 2018

Based on results year to date, the Company is reiterating its previously issued financial guidance for 2018. Expectations remain as follows:

●	Net revenue of $350 million
●	Adjusted EBITDA of $30 million
●	Buildings on-net, 30

Management Commentary

“I am extremely excited about the progress we have made during the quarter on multiple fronts. We continue to execute on our strategic vision of leveraging our established infrastructure segment presence while expanding our CrossLayer footprint. We are experiencing an accelerated rate of CrossLayer-related contract activity and have closed multiple new agreements recently, increasing our total buildings on-net to 14 and expect to add seven additional properties under contract that are pending implementation. We will be providing more information on these projects in the near term. In addition, we have several contracts that are in the very late stages of negotiation, which are expected to close in the coming weeks and may include agreements covering multiple properties,” stated Michael Palleschi, President and CEO of FTE Networks. “We had excellent top line growth in our infrastructure segment. There were certain one-time up-front costs associated with new contract work, commensurate with growth we are experiencing in that segment but we expect margins on these projects to be consistent with historical levels. New contract wins remain strong and by the end of 2018, we expect to have won over $500 million dollars in new contract work, positioning us well for 2019 and beyond.”

Third Quarter 2018 Financial Results

Total revenue for the third quarter of 2018 was $92.2 million.

Consolidated gross margin was 19% on an adjusted basis.

Operating expenses for the third quarter 2018 were $19.3 million.

Operating Loss was approximately $(3.4) million in the third quarter of 2018, which included approximately $5.6 million in one-time expenses.

Other expenses for the third quarter of 2018 totaled $8.4 million.

On a GAAP-basis, net loss was approximately $(12.0) million, or $(1.89) per share, for the three-months ended September 30, 2018.

On a non-GAAP basis, net income was approximately $.35 million, or $0.04 per share, for the three-months ended September 30, 2018 (see reconciliation table below).

Adjusted EBITDA was $7.8 million for the three-months ended September 30, 2018.*

As of September 30, 2018, combined backlog totaled approximately $474 million.

As of September 30, 2018, FTE had $5.7 million in cash, with $75.8 million in trade accounts receivable.

David Lethem, CFO of FTE Networks commented, “We continue our efforts to optimize our capital structure and reduce interest expense. Indicative of that effort, during the quarter we reduced our interest expense by $.8 million on a sequential basis. Growth in both our infrastructure and technology segments during the quarter required additional capital outlays. As recurring, high margin CrossLayer revenues begin to accumulate and infrastructure contracts mature, we will see cash flow and ultimately gross profit margin swing favorably in the coming quarters.”

(*) Use of Non-GAAP Financial Information

The Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to and not as a substitute for the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by FTE Networks as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash, stock-based compensation expense, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months ended
	Sept. 30
	2018	2017
Net Income (Loss) (GAAP)	$(12,025,000)	$2,527,000
Adjustments to Net Income (Loss):
Interest expense	2,139,900	1,824,000
Income tax expense (benefit)	268,000	(973,000)
Amortization	7,646,968	5,324,000
Depreciation	190,149	241,394
Financing costs	2,084,279	139,000
Valuation Allowance	3,383,793	(2,033,000)
Acquisition related costs	2,804,042	246,000
EBITDA	6,492,131	7,295,394
Further Adjustments to EBITDA:
Non-cash stock based expense	1,328,963	1,670,000
Adjusted EBITDA (non-GAAP)	$7,821,094	$8,965,394

Reconciliation of GAAP Net Income Available to Common Stockholders to
Non-GAAP Adjusted Net Income and GAAP Earnings

(Unaudited, in thousands)

	For the Three Months ended
	Sept. 30
	2018	2017
Net income (loss) attributable to common stockholders (GAAP)	$(12,044,891)	$2,549,000
Adjustments to Net Income (Loss):
Amortization	7,646,968	5,324,000
Deemed dividends on preferred stock	19,891	19,891
Non-cash stock based expenses	1,328,963	1,670,000
Valuation Allowance	3,383,793	(2,033,000)
Adjusted net income (non-GAAP)	$334,724	$7,529,891

Net income (loss) per common share (GAAP)
Diluted EPS	$(1.53)	$0.46
Adjustments to diluted loss per share:
Amortization of intangibles	0.97	0.96
Non-cash stock based compensation expenses	0.17	0.30
Valuation Allowance	0.43	(0.37)
Deemed dividends on preferred stock	0.00	0.00
Impact of including warrants in Adj. Diluted Shares	0.00	0
Adjusted Diluted EPS (non-GAAP)	0.04	1.36

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	6,372,775	5,547,743
Warrants not included in GAAP Diluted Shares (using treasury stock method)	1,086,000	-
Weighted Avg. Preferred Shares (as converted)	416,308	-
Adjusted Diluted Shares outstanding (non-GAAP)	7,875,083	5,547,743

Basis for Non-GAAP Adjustments

FTE Networks’ basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

●	Amortization of intangible assets — The intangible assets that give rise to this amortization expense are related to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. FTE Networks excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

Stock-based compensation expenses — As incentive for both employees and certain non-employees, from time to time shares of the Company’s common stock are issued by the Board of Directors. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

Deemed dividends on preferred stock — GAAP accounting for the structure of the Series A and Series A-1 Preferred Stock requires the Company to accrue a set dividend rate quarterly. Since such dividends are not paid in cash, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”), FTE Networks, Inc. (“FTNW”) is a leading provider of innovation technology. We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “continue,” “will,” “expect,” “expected,” “expectations,” “may,” and similar references to future periods. Examples of forward-looking statements in this release may include, without limitation, statements, approximations, and forecasts FTE makes regarding previously issued financial guidance for 2018; the Company’s future revenue and operating performance and growth expectations for its infrastructure and technology segments; market demand for the FTE’s services; and other matters that involve known or unknown risks, uncertainties and other factors that may cause FTE’s results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on FTE’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, approximations, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of FTE’s control, such as changing market conditions for FTE’s services and the risk that FTE fails to capitalize on its strategic initiatives. These risk factors and others are included from time to time in documents FTE files with the Securities and Exchange Commission, including but not limited to, its Form 10-K’s, Form 10-Q’s and Form 8-K’s. FTE’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by FTE in this release is based only on information currently available to it and speaks only as of the date on which it is made. FTE undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Investor Contact:

Ted Haberfield

MZ Group North America

President

Phone: 760-755-2716

Email: thaberfield@mzgroup.us

Web: www.mzgroup.us